EXHIBIT 11

              Statement Regarding Computation of Per Share Earnings

                 Three Months Ended September 30, 2000 and 1999

                (Dollars in thousands, except per share amounts)

                                                             Three months ended September 30,
                                                                 2000                1999
                                                            -------------       ------------
Net income.................................................        $3,176             $3,082
                                                            =============       ============

Number of shares outstanding:
Weighted average shares issued.............................    11,900,000         11,899,371
Less: Weighted average shares held in treasury.............     3,654,444          3,066,216
Less: Average shares held by the ESOP......................       952,000            952,000
Plus: ESOP shares released or committed to be released
        during the fiscal year.............................       513,857            415,443
                                                            -------------       ------------
Average basic shares.......................................     7,807,413          8,296,598
Plus: Average common stock equivalents.....................       435,556            613,062
                                                            -------------       ------------
Average diluted shares.....................................     8,242,969          8,909,660
                                                            =============       ============

Earnings per common share:
        Basic..............................................         $0.41              $0.37
                                                            =============       ============
        Diluted............................................         $0.39              $0.35
                                                            =============       ============